        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                              REGISTRATION NO. 333-_____________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                  ------------
                            GIGA-TRONICS INCORPORATED
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                                     94-2656341
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
               (Address of Principal Executive Offices) (Zip Code)
                             ----------------------
            GIGA-TRONICS INCORPORATED RESTATED 1990 STOCK OPTION PLAN
                            (Full title of the Plan)
                             ----------------------
                              GEORGE H. BRUNS, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            GIGA-TRONICS INCORPORATED
              4650 NORRIS CANYON ROAD, SAN RAMON, CALIFORNIA 94583
                     (Name and Address of Agent for Service)
                                 (510) 328-4650
          (Telephone number, including area code, of agent for service)
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                 Proposed Maximum          Proposed Maximum
 Title of Securities to      Amount to be         Offering Price               Aggregate                Amount of
     be Registered          Registered (1)         per Share (2)           Offering Price (2)        Registration Fee(2)
     -------------          --------------         -------------           ------------------        -------------------
Options to Purchase            700,000                  N/A                      N/A                       N/A
Common Stock

Common Stock, no           700,000 shares             $8.875                  $4,987,500                $1608.54
par value

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Giga-tronics Incorporated Restated 1990 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Giga-tronics Incorporated Common Stock.

(2) A Registration Statement on Form S-8 was filed with the Securities and Exchange Commission on October 18, 1994, registering 400,000 shares of Common Stock, no par value, and Options to purchase such Common Stock issuable pursuant to the Giga-tronics Incorporated Restated 1990 Stock Option Plan

           (Registration No. 33-85278) and a registration fee for such shares of Common Stock of $801.72 was paid in connection therewith. Accordingly, the fee of $806.82 for the registration of 300,000 additional shares of Common Stock, no par value, and Options to purchase such Common Stock accompanies this registration statement on Form S-8 and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Giga-tronics Incorporated on October 27, 1997, as reported on the Nasdaq National Market, for the additional shares of Common Stock registered hereby.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Giga-tronics Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 29, 1997;

           (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1997;

           (c) The Registrant's Registration Statement No. 0-12719 on Form 8-A filed with the SEC on July 27, 1984, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

           (d) The Registrant's Registration Statement on Form S-8 (Registration No. 33-85278) filed with the SEC on October 18, 1994.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Sections 204 and 317 of the California General Corporation Law and the Registrant's Bylaws contain provisions authorizing the indemnification of corporate directors and officers against certain liabilities and expenses incurred in connection with proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act.

         Section 29 of the Registrant's Bylaws requires the Registrant to indemnify all directors and officers to the fullest extent permitted by California law and also provides for the advancement of expenses to officers and directors in connection with their defense of civil or criminal proceedings upon the written undertaking of the director or officer to repay the advance in the event it is ultimately determined that such individual is not entitled to indemnification under the California General Corporation Law.

         In addition, the Registrant has entered into supplemental indemnification agreements with its directors which broaden the scope of indemnity beyond that expressly provided by the Bylaws and the California General Corporation Law. These supplemental contracts are permissible under California General Corporation Law and have been approved by the Registrant's shareholders. The agreements provide the directors with indemnification to the fullest possible extent permitted by law against all expenses (including attorney fees), judgments, fines and settlement amounts incurred or paid by them in any action or proceeding (including any action by or in the right of the Registrant) by reason of their service either as a director, officer, employee or agent of the Registrant or, at the Registrant's request, as a director, officer, agent or employee of another company, partnership, joint venture, trust or other enterprise. However, no indemnity will be provided to any director with respect to conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number                Exhibit
--------------                -------
    4                    Instruments Defining Rights of Shareholders.  Reference is made to Registrant's
                         Registration Statement No. 0-12719 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
    5                    Opinion and consent of Gibson, Dunn & Crutcher LLP.
    23.1                 Consent of Independent Auditors - KPMG Peat Marwick.
    23.2                 Consent of Gibson, Dunn & Crutcher is contained in Exhibit 5.
    24                   Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1                 Giga-tronics Incorporated Restated 1990 Stock Option Plan, as amended.
    99.2                 Notice of Grant of Stock Options with Stock Option Agreement (Employees).
    99.3                 Notice of Grant of Stock Options with Stock Option Agreement (Officers).
    99.4                 Non-Statutory Stock Option Agreement.
    99.5                 Non-Statutory Stock Option Agreement (Automatic/Non-Employee Director Grant).

Item 9.  Undertaking

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Restated 1990 Stock Option Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in
Item 6, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 24th day of October, 1997.

                           GIGA-TRONICS INCORPORATED

                           By:  /s/ George H. Bruns, Jr.
                              -----------------------------------------------
                           George H. Bruns, Jr.
                           Chairman and Chief Executive Officer and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Giga-tronics Incorporated, a California corporation, do hereby constitute and appoint George H. Bruns, Jr. and Mark H. Cosmez, II, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                               Title                                         Date
---------                               -----                                         ----
/s/ George H. Bruns, Jr.             Chairman and Chief Executive Officer and      October 24, 1997
--------------------------------     Director (Principal Executive Officer)
George H. Bruns, Jr.


/s/ Mark H. Cosmez, II               Chief Financial Officer and Vice-President,   October 24, 1997
--------------------------------     Finance (Principal Financial Officer and
Mark H. Cosmez, II                   Principal Accounting Officer)


                                     Director
--------------------------------
James A. Cole


/s/ Edward D. Sherman                Director                                      October 24, 1997
--------------------------------
Edward D. Sherman


/s/ Robert C. Wilson                 Director                                      October 26, 1997
--------------------------------
Robert C. Wilson

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                            GIGA-TRONICS INCORPORATED

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------
4                          Instruments Defining Rights of Shareholders.  Reference is made to Registrant's
                           Registration Statement No. 0-12719 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).

5                          Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1                       Consent of Independent Auditors - KPMG Peat Marwick.

23.2                       Consent of Gibson, Dunn & Crutcher LLP is contained in Exhibit 5.

24                         Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

99.1                       Giga-tronics Incorporated Restated 1990 Stock Option Plan.

99.2                       Notice of Grant of Stock Options with Stock Option Agreement (Employees).

99.3                       Notice of Grant of Stock Options with Stock Option Agreement (Officers).

99.4                       Non-Statutory Stock Option Agreement.

99.5                       Non-Statutory Stock Option Agreement (Non-Employee Director Grant).